Exhibit 10.2

Execution Version

CREDIT PARTY REPRESENTATIVE AGREEMENT

This Credit Party Representative Agreement (this “Agreement”), dated as of February 16, 2021, is entered into by and among Apex Global Brands Inc., a Delaware corporation (together with all of its Subsidiaries, the “Company”), the Credit Parties (as defined in the Merger Agreement (as defined below)) set forth on Schedule I hereto, Eugene Robin (the “Credit Party Representative”), Galaxy Universal LLC, a Delaware limited liability company (“Parent”), and Galaxy Apex Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”).  Terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement.

W I T N E S S E T H

WHEREAS, the Company, the Credit Party Representative, Parent, and Merger Sub intend to enter into an Agreement and Plan of Merger (the “Merger Agreement”) whereby upon the Effective Time Merger Sub will merge with and into the Company (the “Merger”) and the Company will continue its corporate existence as the surviving corporation in the Merger and a wholly-owned Subsidiary of Parent;

WHEREAS, the execution and delivery of this Agreement is a condition to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement;

WHEREAS, at the Closing, the Parent shall pay to accounts designated by the Credit Party Representative (on behalf of the Credit Parties) the Credit Party Closing Payment Amount in accordance with Section 2.09 of the Merger Agreement;

WHEREAS, in connection with the Merger, the Credit Party Representative shall have the duties, authorizations and rights set forth in this Agreement and the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Credit Parties and the Credit Party Representative wish to regulate certain matters among themselves.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto do hereby agree as follows:

1.Appointment of Credit Party Representative.  The Credit Parties hereby irrevocably appoint Eugene Robin as their representative, attorney-in-fact and agent to represent the Credit Parties, their successors and assigns in connection with the Merger, and the transactions contemplated by the Merger Agreement, as follows:

(a) Credit Party Representative.  Each Credit Party hereby appoints the Credit Party Representative as such Credit Party’s true and lawful agent, attorney-in-fact and representative, with full power of substitution and resubstitution, in such Credit Party’s name, place and stead, (i) with respect to any and all matters designated to the Credit Party Representative in the Merger Agreement, (ii) to designate the accounts of the Credit Parties to which their respective portions of the Credit Party Closing Payment Amount, the Adjustment Escrow Amount and the PPP Loan Escrow Amount, payable to the Credit Parties under the Merger Agreement as set forth in Section 2 hereof and (iii) to act on behalf of each Credit Party in any amendment of or litigation or arbitration involving the Merger Agreement and to do or retrain from doing all such further acts and things, and to execute all such documents, as such Credit Party Agreement shall deem appropriate or necessary in conjunction with any of the transactions contemplated by this Agreement or the Merger Agreement.  Subject to the terms of this Agreement, the Credit Party Representative shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in the fulfillment of the Credit Party Representative’s duties and responsibilities set forth above as fully to all intents and purposes as such Credit Party might or could do in person.  The Credit Party Representative shall not have any duties, responsibilities, rights, powers or authority except those expressly set forth in this Agreement and the Merger Agreement, and no implied covenants, functions, responsibilities, duties, obligations, liabilities, rights, powers or authority shall be read into this Agreement or shall otherwise exist against the Credit Party Representative.

(b) Resignation of Credit Party Representative.  In the event that the then current Credit Party Representative resigns, the Credit Parties representing more than a majority of the amount of the aggregate Credit Party Closing Payment Amount (the “Majority Credit Parties”) shall select a new Credit Party Representative; provided that the Credit Party Representative may not resign after its receipt of any amounts representing the Credit Party Closing Payment Amount until such amounts have either been paid to the Credit Parties pursuant to Section 2 or deposited into an account as directed by the Majority Credit Parties.  Such new Credit Party Representative shall notify Parent in writing within two (2) Business Days of such resignation and appointment.

(c) Binding Nature.  Subject to the limitations provided herein, all actions taken by the Credit Party Representative pursuant to this Agreement shall be binding upon the Credit Parties, their successors, heirs, representatives and assigns as if expressly confirmed and ratified in writing by each of them.

2.Payment of Credit Party Closing Payment Amount; Release.

(a) At least three (3) Business Days before the Closing Date, the Credit Party Representative hereby agrees that it shall deliver to Parent a certified statement apportioning the Credit Party Closing Payment Amount to each Credit Party in the amount equal to the Credit Party Closing Payment Amount multiplied by the percentage listed next to such Credit Party’s name set forth in Schedule II attached hereto. Within five (5) Business Days after the final determination of the Adjustment Amount pursuant to Section 2.09 of the Merger Agreement, to the extent any amount of the Adjustment Escrow Amount is payable to the Credit Parties thereunder, the Credit Party Representative shall deliver to the Escrow Agent a certified statement apportioning to each Credit Party an amount equal to the Adjustment Escrow Amount payable to the Credit Parties multiplied by the percentage listed next to such Credit Party’s name set forth in Schedule II attached hereto.  Upon receipt by the Company of the PPP Forgiveness Notice pursuant to Section 6.23 of the Merger Agreement, to the extent any amount of the PPP Loan Escrow Amount is payable to the Credit Parties thereunder, the Credit Party Representative shall deliver to the PPP Loan Escrow Agent a certified statement apportioning to each Credit Party an amount equal to the

PPP Loan Escrow Amount payable to the Credit Parties multiplied by the percentage listed next to such Credit Party’s name set forth in Schedule II attached hereto.

(b) Each of the Credit Parties hereby agrees that immediately upon the Effective Time of the Merger and the payment to the Credit Parties of the Credit Party Closing Payment Amount, (i) all obligations, liabilities and indebtedness (including but not limited to any principal, interest, fees, premiums (if any), costs, and expenses) (collectively, the “Obligations”) under any promissory note (including any Subordinated Exchange Note issued by the Company to the Credit Parties pursuant to that certain Exchange Agreement, dated as of August 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time)) and any other financing, note, credit and loan documents, and any collateral documents relating thereto entered into between the Company and such Credit Party or its Affiliates (the “Financing Documents”) shall be irrevocably satisfied and discharged in full, in each case, without any further action, (ii) the Financing Documents and all commitments thereunder shall automatically terminate, and all guaranties, liens, pledges, mortgages, account control agreements and any other security interests securing the Obligations shall automatically be deemed to be forever fully released, satisfied and discharged, in each case without further action of any party, and (iii) each Credit Party, at the Company’s sole cost and expense, will promptly deliver to the Company or such other party as the Company may direct (A) customary UCC-3 termination statements, intellectual property release documents and other releases pertaining to any liens and security interests of such Credit Party or its Affiliates on and in any property of the Company, (B) all possessory collateral with respect to the Financing Documents which are in the possession of any Credit Party or its Affiliates, and (C) such other termination statements, releases and other agreements, in form and substance reasonably satisfactory to the Company, as the Company may reasonably request in connection with the above described release and termination of liens and security interests on and in any of the property of the Company.  Each Credit Party authorizes the Company (and its agents and designees) to, upon the Effective Time of the Merger and the payment to the Credit Parties of any Credit Party Closing Payment Amount, file customary UCC-3 termination statements, intellectual property release documents and other release documents evidencing the release of liens and security interests of such Credit Party or its Affiliates on and in any property of the Company.

(c) The parties hereto acknowledge and agree that notwithstanding the termination and release of the Obligations pursuant to Section 2(b) above, the Credit Parties shall be entitled, subject to the terms and conditions of the Merger Agreement and the applicable escrow agreement, payment of any Adjustment Amount, the Adjustment Escrow Amount, and/or the PPP Loan Escrow Amount, if applicable.

3.Representations and Warranties of the Credit Parties. Each of the Credit Parties hereby represents and warrants to the Credit Party Representative, the Company, Parent and Merger Sub as of the date hereof and as of the Closing Date as follows:

(a) Organization. Each of the Credit Parties that is not a natural person is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.

(b) Authority; Non-Contravention; Governmental Consents; Board Approval.

(i)Authority. Each of the Credit Parties that is not a natural person has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. For each of the Credit Parties that is not a natural person, the execution and delivery of this Agreement by each Credit Party have been duly and validly authorized by all necessary corporate action on the part of such Credit Party and no other corporate proceedings on the part of such Credit Party are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of the Credit Parties and, assuming due execution and delivery by the other parties hereto, constitutes the legal, valid, and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(ii)Non-Contravention. The execution, delivery, and performance of this Agreement by each of the Credit Parties, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the organizational documents of such Credit Party; or (ii) conflict with or violate any Law applicable to such Credit Party or any of its properties or assets.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by any of the Credit Parties in connection with the execution, delivery, and performance by such Credit Party of this Agreement.

(d) Payoff Amounts. Each of the Credit Parties agrees that the amounts set forth in Schedule III hereto represent the entirety of the Obligations of the Company with respect to each Credit Party.  Each of the Credit Parties has not transferred or assigned (including, without limitation, any transfer, assignment or grant of any participation interest in), or entered into any agreement to transfer or assign, any Financing Document entered into by the Company or its Affiliates in favor of such Credit Party or all or any portion of the Obligations (or any interest therein).

4. Compensation; Limitation of Liability; Indemnification.

(a) The Credit Party Representative shall serve without compensation.  The Credit Party Representative shall not be liable to any Credit Party for the performance of any act or failure to act so long as its action or failure to act was taken or omitted in good faith within what the Credit Party Representative reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interest of the Credit Parties and does not constitute gross negligence or willful misconduct.  The Credit Party Representative shall not be responsible to the Credit Parties for the value, validity, effectiveness, enforceability or sufficiency of the Merger Agreement or any documents or instrument ancillary thereto or delivered in connection therewith, nor shall it be under any obligation to any Credit Party to ensure the observance or performance by the Parent or Merger Sub of any of its obligations under the Merger Agreement.  The Credit Parties agree to indemnify the Credit Party Representative in its capacity as such, severally on a pro-rata basis in accordance with the percentages set forth in Schedule II, and not jointly, from and against any and all liabilities, obligations, damages, deficiencies, expenses, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”), which may at any time be imposed on, incurred by or asserted against the Credit Party Representative in any way relating to or arising out of this Agreement or the Merger Agreement or any action taken or omitted to be taken by the Credit Party Representative under or in connection therewith, except to the extent such Losses resulted from the gross negligence or willful misconduct of the Credit Party Representative or from any action or inaction beyond the scope of the Credit Party Representative’s authority as set forth in this Agreement; provided, however, that the maximum aggregate liability of any Credit Party to the Credit Party Representative under this Agreement shall be an amount equal to the amount received by such Credit Party pursuant to the Merger Agreement.  The Credit Parties further agree that Parent and its Affiliates (including the Surviving Company after the Closing) shall have no liability for, and the Credit Parties shall indemnify Parent and its Affiliates (including the Surviving Company after the Closing), severally on a pro-rata basis in accordance with the percentages set forth in Schedule II, and not jointly, with respect to, any Liability or claims related to or arising from the calculation set forth in Schedule II attached hereto.

(b) Each Credit Party hereby agrees that it shall be liable for, and shall timely pay, all income taxes owed by such Credit Party, if any, with respect to any amounts received by such Credit Party pursuant to the Merger Agreement.

5.Release of Credit Party Representative.  Each Credit Party hereby releases the Credit Party Representative from any and all claims and agrees not to bring or threaten to bring or otherwise join in any claim against the Credit Party Representative relating to, arising out of or in connection with any action taken, or non-action (so long as such action or inaction was taken or omitted in good faith within what the Credit Party Representative reasonably believed to be the scope of its authority under this Agreement), solely in its capacity as the Credit Party Representative in accordance with this Agreement or the Merger Agreement, except for fraud or gross negligence by the Credit Party Representative.

6.Irrevocable Appointment.  Each Credit Party agrees that the agency granted to the Credit Party Representative is coupled with an interest and is, therefore, irrevocable without the consent of the Credit Party Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of such Credit Party.  All decisions and actions by the Credit Party Representative (to the extent authorized by this Agreement) shall be binding upon all of the Credit Parties, and no Credit Party shall have the right to object, dissent, protest or otherwise contest the same.  Parent, Merger Sub and any other Person may conclusively and absolutely rely (without inquiry or further evidence of any kind whatsoever) upon any decision, act, consent or instruction of the Credit Party Representative on behalf of all Credit Parties relating to this Agreement or the other transaction documents as being the decision, act, consent or instruction of such Credit Parties, and on any document or instrument executed or delivered by the Credit Party Representative on behalf of any or all of the Credit Parties relating to this Agreement or the other transaction documents as having been executed or delivered by such Credit Parties.

7.Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party or otherwise) without the prior written consent of the other parties hereto; provided, that nothing herein shall preclude the Credit Party Representative from resigning at its sole discretion subject to the requirements explicitly set forth in Section 1(b).  Any attempted assignment in violation of this Section 7 shall be void. So long as this Agreement is in effect, no Credit Party shall enter into or consummate (or engage in any negotiations in respect of) any transaction that would result in any transfer or assignment of (including, without limitation, any transfer, assignment or grant of any participation interest in) any Financing Document or all or any portion of the Obligations (or any interest therein).

8.Attorney’s Fees.  Other than in respect of Section 18, a party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of its rights under this Agreement.  The payment of such expenses is in addition to any other relief to which such other parties may be entitled.

9.Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile (receipt of which is confirmed, followed by delivery via overnight courier service) or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

(a) if to Credit Party Representative:

Eugene Robin

Cove Street Capital

2101 East El Segundo Blvd., Suite 302

El Segundo, CA 90245

Email: erobin@covestreetcapital.com

(b)  if to the Company:

Apex Global Brands Inc.

5990 Sepulveda Blvd., Suite 600

Sherman Oaks, CA 91411

Attention: Henry Stupp, Chief Executive Officer

Email: henrys@apex-gb.com

with a copy (which will not constitute notice to the Company) to:

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Attention: Scott M. Stanton

Email: smstanton@mintz.com

(c) if to Parent or Merger Sub:

c/o Gainline Capital Partners LP

700 Canal Street, 5th Floor

Stamford, CT 06902

Attention: Allan Weinstein

Email: Allan@GainlineCapital.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Gregory B. Astrachan

Email: gastrachan@willkie.com

(d) if to any Credit Party, to such Credit Party at the address set forth on Schedule I opposite the name of such Credit Party.

10.Governing Law.  This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

11.Consent to Jurisdiction.  Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in any state court located in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 9 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

12.Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.Interpretation.  The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.  The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”  Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

14.Entire Agreement.  This Agreement and the Merger Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or therein.

15.Severability.  If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.

17.Termination.  This Agreement shall immediately terminate upon termination of the Merger Agreement in accordance with Article VIII thereof. Upon termination of this Agreement, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any party hereto, except for any indemnification obligations pursuant to Section 4 hereof, which shall remain in full force and effect.

18.Covenants of the Company. Between the date hereof and the Effective Time (or the earlier valid termination of the Merger Agreement in accordance with its terms), the Company shall:

(a) from the date of this Agreement through the Effective Time, the Company shall provide to the Credit Party Representative every Friday a report which includes the following: (1) the Company’s then-outstanding accounts payable; (2) the Company’s then-outstanding accounts receivable; (3) the Company’s then-outstanding Indebtedness (including all accrued interest); (4) the Company’s Cash balance as of the date of the report; and (5) a statement confirming that the Company has not taken or committed to take any action which would violate Sections 18(b), (c) or (d) of this Agreement;

(b) not pay, cause to be paid or approve any bonuses to any directors, officers or employees of the Company;

(c) not prepay any Indebtedness other than as required by any applicable financing document; and

(d) not affirmatively agree in writing to any waiver or delay in payment of any receivable owed to the Company.

Any claim of a breach by the Company under this Section 18 must be made in writing and received by the Company and Parent prior to the Closing or shall be null and void, and the damages (if any) awarded in respect of such claim shall be limited to monetary damages which shall in no event exceed the amount of any bonus, prepayment or receivable in question.  In the event of litigation relating to this Section 18, the non-prevailing party will reimburse the prevailing party for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.

19.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Credit Party signatories hereto and their respective successors and permitted assigns.

20.Counterparts.  This Agreement may be executed by facsimile or via email as a portable document format (.pdf) and in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

21.No Reliance on Credit Party Representative by Credit Party.  The decision of each Credit Party to be bound by the terms and conditions of this Agreement has been made by such Credit Party independently of the Credit Party Representative or any other Credit Party and independently of any information, materials, statements or opinions as to the terms and conditions of this Agreement that may have been made or given by the Credit Party Representative, any other Credit Party or by any agent, employee or other representative of the Credit Party Representative, or any other Credit Party, and neither the Credit Party Representative nor any Credit Party or any of their respective agents, employees or other representatives shall have any liability to any other Credit Party (or any Person) relating to or arising from any such information, materials, statement or opinions.  Each Credit Party has had the opportunity to have this Agreement reviewed by counsel for such Credit Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date and year first above written.

EUGENE ROBIN,
as the Credit Party Representative

/s/ Eugene Robin

Apex Global Brands Inc.

By:	/s/ Henry Stupp
Name:	Henry Stupp
Its:	Chief Executive Officer

Galaxy Universal LLC

By:	/s/ Allan Weinstein
Name:	Allan Weinstein
Its:	President

Galaxy Apex Merger Sub, Inc.

By:	/s/ Allan Weinstein
Name:	Allan Weinstein
Its:	President

CREDIT PARTIES:

COVE STREET CAPITAL SMALL CAP VALUE FUND

By:	/s/ Jeff Bronchick
Name:	Jeff Bronchick
Its:	Principal

HENRY STUPP

/s/ Henry Stupp

RAVICH REVOCABLE TRUST OF 1989

By:	/s/ Jess Ravich
Name:	Jess Ravich
Its:	Trustee

JESS RAVICH

/s/ Jess Ravich

SQUARE DEAL GROWTH, LLC

By:	/s/ Jeff Bronchick
Name:	Jeff Bronchick
Its:	Principal

Schedule I

Name	Address
Cove Street Capital Small Cap Value Fund	2101 East El Segundo Blvd, Suite 302 El Segundo, CA 90245
Henry Stupp	[ ]
Ravich Revocable Trust of 1989	[ ]
Jess Ravich	[ ]
Square Deal Growth, LLC	2101 East El Segundo Blvd, Suite 302 El Segundo, CA 90245

Schedule II

Credit Parties

Credit Party Name	Percentage of Aggregate Credit Party Closing Payment Amount

Cove Street Capital Small Cap Value Fund	37.8%

Henry Stupp	0.7%

Ravich Revocable Trust of 1989	32.3%

Jess Ravich	0.9%

Square Deal Growth, LLC	28.3%

Schedule III

Credit Parties’ Obligations

Credit Party Name	Agreement Name and Date	Amount of Obligation*

Cove Street Capital Small Cap Value Fund	Subordinated Exchange Note, dated August 3, 2018, by and between the Company and Cove Street Capital Small Cap Value Fund	$5,772,697
Henry Stupp	Subordinated Exchange Note, dated August 3, 2018 by and between the Company and Henry I. Stupp	$112,247
Ravich Revocable Trust of 1989	Subordinated Exchange Note, dated August 3, 2018, by and between the Company and Ravich Revocable Trust of 1989	$4,938,864
Jess Ravich	Promissory Note, dated June 18, 2020 executed by the Company in favor of Jess Ravich	$131,593
Square Deal Growth, LLC	Subordinated Exchange Note, dated August 3, 2018, by and between the Company and Square Deal Growth, LLC	$4,329,522

* Reflects the Obligations as of March 31, 2021.